STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT ("Agreement") is made by and between LIXTE BIOTECHNOLOGY HOLDINGS, INC, a Delaware corporation (the "Company"), and MEL SORENSEN (the "Optionee").

WHEREAS, Optionee has been elected a director of the Company.

NOW, THEREFORE, in consideration of the mutual benefit to be derived herefrom, the Company and Optionee agree as follows:

1. Grant of Option. The Company hereby grants to Optionee, subject to all the terms and provisions of the Stock Compensation Plan, as such Plan may be hereinafter amended, a copy of which is attached hereto and incorporated herein by this reference (the "Plan"), the right, privilege and option ("Option") to purchase 200,000 shares of its common stock ("Stock") at $0.50 per share, in the manner and subject to the conditions provided hereinafter and in the Plan and any amendments thereto and any rules and regulations thereunder.

2. Vesting and Exercise of Option. The Optionee shall be vested in 12.5% of the total number of shares subject to the Option on January 1, 2009 and in the same proportion on the first date of each quarter until 100% of the shares are vested. Any exercise may be with respect to any part or all of the shares then vested and exercisable pursuant to such Option.

3. Termination of Option. Except as otherwise provided in this Agreement or the Plan, to the extent not previously exercised, the Option shall terminate upon the first to occur of any of the following events:

a. Five years from the date of the vesting of a particular tranche hereunder;

b. the date the Optionee is no longer a member of the Board of Directors of the Company. Any vested Option granted hereunder to such Optionee to expire one year after the date of such termination. Any Option that has not vested in the Optionee as of the date of termination of service with the Company shall immediately expire and shall be null and void.

c. 12 months after the date of the Optionee's death. The Option may be exercised (subject to the condition that no Option shall be exercisable after its expiration and only to the extent that the Optionee's right to exercise such Option was vested at the time of the Optionee's death) at any time within 12 months after the Optionee's death by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. Any Option that has not vested in the Optionee as of the date of death, shall immediately expire and shall be null and void.

d. the dissolution or liquidation of the Company; or

e. the breach by Optionee of any provision of the Plan or this Agreement.

4. Method of Exercise. An Option shall be exercised by written notice to the Company by the Optionee (or successor in the event of death). Such written notice shall state the

number of shares with respect to which the Option is being exercised and designate a time, during normal business hours of the Company, for the delivery thereof ("Exercise Date"), which time shall be at least ten days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Company shall deliver to the Optionee at the principal office of the Company, or such other appropriate place as may be determined by the Board, a certificate or certificates for such shares. Notwithstanding the foregoing, the Company may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an Option shall be exercisable by any person other than the Optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option. The option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

a. Full payment in cash or certified bank or cashier's check;

b. A full recourse promissory note executed by the Optionee, made payable to the Company bearing interest at such rate as the Board shall determine, but in no case less than the "Applicable Federal Rate" at the time the note is executed applicable under the Code to obligations of the same duration. The note shall contain such terms and conditions as may be determined by the Board; provided, however, that the full principal amount of the note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Company may obtain from the Optionee a security interest in all shares of Stock issued to the Optionee under the Plan for the purpose of securing payment under the note and shall retain possession of the stock certificates representing such shares in order to perfect its security interest;

c. Full payment in shares of Stock or other securities of the Company having a fair market value on the Exercise Date in the amount equal to the option exercise price;

d. A combination of the consideration set forth in Sections (a), (b) and (c) hereof equal to the option exercise price; or

e. Any other method of payment including, but not limited to, the delivery by Optionee of an irrevocable direction to a securities broker approved by the Company to sell the Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the exercise price and any withholding taxes.

5. Restrictions on Exercise and Delivery. The exercise of each Option shall be subject to the condition that, if at any time the Board shall determine, in its sole and absolute discretion,

a. the satisfaction of any withholding tax or other withholding liabilities, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Stock pursuant thereto,

b. the listing, registration, or qualification of any shares deliverable upon such exercise is desirable or necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, or

c. the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto,

then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Optionee shall execute such documents and take such other actions as are required by the Board to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval. Neither the Company nor any officer or member of the Board or the Committee, shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section.

6. Nonassignability. Options may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of Optionee only by Optionee. Any transfer by Optionee of any Option granted under the Plan or this Agreement shall void such Option and the Company shall have no further obligation with respect to such Option. No Option shall be pledged or hypothecated in any way, nor shall any Option be subject to execution, attachment or similar process.

7. Restrictive Legends. Each certificate evidencing the shares acquired upon exercise of an Option hereunder, including any certificate issued to any transferee thereof, shall be imprinted with legends substantially in the form set forth in the Plan.

8. Rights as Shareholder. Neither Optionee nor his executor, administrator, heirs or legatees, shall be, or have any rights or privileges of a shareholder of the Company in respect of the Stock unless and until certificates representing such Stock shall have been issued in Optionee's name.

9. No Right of Employment. Neither the grant nor exercise of any Option nor anything in the Plan or this Agreement shall impose upon the Company or any other corporation any obligation to employ or continue to employ any Optionee. The right of the Company and any other corporation to terminate any employee shall not be diminished or affected because an Option has been granted to such employee.

10. Definitions. Capitalized terms shall have the meaning set forth in the Plan unless otherwise defined herein.

11. Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to Optionee shall be addressed to such Optionee at the address maintained by the Company for such person or at such other address as the Optionee may specify in writing to the Company.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Optionee, his heirs and successors, and of the Company, its successors and assigns.

13. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

14. Application of Plan. The Company has delivered and the Optionee hereby acknowledges receipt of a copy of the Plan. The parties agree and acknowledge that the Option granted hereunder is granted pursuant to the Plan and subject to the terms and provisions thereof, and the rights of the Optionee are subject to modifications and termination in certain events as provided in the Plan.

IN WITNESS WHEREOF, this Agreement is effective as of, and the date of grant shall be October 7, 2008.

LIXTE BIOTECHNOLOGY HOLDINGS, INC

By: ______________________
Name: John S. Kovach
Title: President

OPTIONEE

____
Mel Sorensen

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

OPTION CERTIFICATE
(Non-Incentive Stock Option)

THIS IS TO CERTIFY that Lixte Biotechnology Holdings, Inc., a Delaware corporation (the "**Company**"), has granted to Director named below ("**Optionee**") a non-incentive stock option (the "**Option**") to purchase shares of the Company's Common Stock (the "**Shares**") under its 2006 Stock Option Plan (the "**Plan**") and upon the terms and conditions set forth below and in the attached Stock Option Agreement:

Name of Optionee:	Mel Sorensen
Address of Optionee:	7 Rapps Run Drive Malvern, Pennsylvania 19355
Number of Shares:	200,000
Option Exercise Price:	$.50 per share
Date of Grant:	October 7, 2008
Option Expiration Date:	Five years from date of vesting subject to earlier termination as set forth in the Option Agreement

Exercise Schedule: The Option shall become exercisable ("vest") as follows:

Date	Number of Shares
January 1, 2009	25,000
April 1, 2009	25,000
July 1, 2009	25,000
October 1, 2009	25,000
January 1, 2010	25,000
April 1, 2010	25,000
July 1, 2010	25,000
October 1, 2010	25,000

In Witness Whereof, the Company has granted to Optionee the Option as of the Date of Grant set forth above.

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

By: John Kovach
Its: President John S. Kovach

OPTIONEE

Mel Sorensen